
<ARTICLE> 5
<LEGEND>
This schedule contains summary information extracted from the consolidated balance sheets, consolidated statements of income and the notes to the consolidated financial statements on pages 2 through 12 of the Company's
Quarterly Report on Form 10-Q for the period ended June 30, 2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               JUN-30-2000
<CASH>                                             244
<SECURITIES>                                         0
<RECEIVABLES>                                     1340
<ALLOWANCES>                                        77
<INVENTORY>                                       1447
<CURRENT-ASSETS>                                  3064
<PP&E>                                            5375
<DEPRECIATION>                                    2313
<TOTAL-ASSETS>                                   11377
<CURRENT-LIABILITIES>                             3604
<BONDS>                                           3511
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           780
<OTHER-SE>                                        1861
<TOTAL-LIABILITY-AND-EQUITY>                     11377
<SALES>                                           3516
<TOTAL-REVENUES>                                  3516
<CGS>                                             2786
<TOTAL-COSTS>                                     3116
<OTHER-EXPENSES>                                     2
<LOSS-PROVISION>                                    23
<INTEREST-EXPENSE>                                 189
<INCOME-PRETAX>                                     56
<INCOME-TAX>                                        27
<INCOME-CONTINUING>                                 19
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        19
<EPS-BASIC>                                        .14
<EPS-DILUTED>                                      .14<F1>

<F1>Diluted EPS for the six months ended June 30, 2000 is the same as Basic
EPS due to the anti-dilutive effect from the assumed conversion of average outstanding convertible preferred stock and the addback of preferred dividends.

